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                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT


         In accordance with the rules under Regulation 13d of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agrees to the joint filing on behalf of each of them to this statement and any subsequent amendments thereto.


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
Date     August 5, 2002                                 /s/    Donald W. Burton
     ---------------------------------------         --------------------------------------------------
                                                     Signature

                                                     Donald W. Burton
                                                     --------------------------------------------------
                                                     Name/Title


                                                     THE BURTON PARTNERSHIP, LIMITED
                                                     PARTNERSHIP


                                                     By:      /s/    Donald W. Burton
                                                        -----------------------------------------------
                                                              Donald W. Burton, General Partner

                                                     THE BURTON PARTNERSHIP (QP), LIMITED
                                                     PARTNERSHIP


                                                     By:      /s/    Donald W. Burton
                                                        -----------------------------------------------
                                                              Donald W. Burton, General Partner
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